ZIVARO Holdings, Inc.

2018 Incentive Plan

Dated as of February 23, 2018

1.	Establishment and Effective Date. ZIVARO Holdings, Inc., a Delaware (the “Company”) has established this ZIVARO Holdings, Inc. 2018 Incentive Plan (the “Plan”) as of the date first set forth above, which shall be the effective date of the Plan (the “Effective Date”).

2.	Purpose. The purpose of this Plan is to aid the Company in attracting, retaining, motivating and rewarding employees, non-employee directors and key consultants to the Company or its subsidiaries, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes equity-based and cash-based incentives for Participants.

3.	Definitions. In addition to the terms defined above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	“Award” means any Option, SAR, Restricted Stock, Phantom Stock, Sale Phantom Stock, Stock granted as a bonus, Performance Award, other Stock-Based Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

(b)	“Award Agreement” means a Stock Option Agreement, a Stock Appreciation Rights Agreement, a Phantom Stock Agreement, a Sale Phantom Stock Agreement, a Restricted Stock Agreement, an agreement related to another share-based agreement pursuant to Section 7(h) or an agreement related to a Performance Award pursuant to Section 7(g) and Section 8, as applicable.

(c)	“Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(d)	“Board” means the Company’s Board of Directors.

(e)	“Change in Control” and related terms have the meanings specified in Section 10(c).

(f)	“Code” means the Internal Revenue Code of 1986, as amended, and proposed and final Treasury Department regulations issued thereunder.

(g)	“Committee” means the Compensation Committee of the Board, if one exists, or the Board if a Compensation Committee does not exist at any time.

(h)	“Effective Date” has the meaning specified in Section 1.

(i)	“Eligible Person” has the meaning specified in Section 6.

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(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)	“Fair Market Value” means the fair market value per share of Stock as determined by the Committee under any method of determining fair market value as shall be permissible under the Code and the rules and regulations thereunder.

(l)	“Option” means a right, granted to a Participant under Section 7(b), to purchase Stock at a specified price during specified time periods.

(m)	“Other Stock-Based Awards” means Awards granted to a Participant under Section 7(h).

(n)	“Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(o)	“Performance Award” means a conditional right, granted to a Participant under Section 7(g) and Section 8, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(p)	“Phantom Stock” means a right granted to a Participant under Section 7(d).

(q)	“Restricted Stock” means Stock granted to a Participant under Section 7(f) which is subject to certain restrictions and to a risk of forfeiture.

(r)	“Sale Phantom Stock” means a right granted to a Participant under Section 7(e).

(s)	“Stock” means the Company’s common stock, par value $0.0001 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 12(c).

(t)	“Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 7(c).

(u)	“Termination of Service” means (1) with respect to an Award granted to an employee, the termination of the employment relationship between the employee and the Company; (2) with respect to an Award granted to a consultant, the termination of the consulting or advisory arrangement between the consultant and the Company; and (3) with respect to an Award granted to a non-employee director, the cessation of the provision of services as a director of the Company. A Termination of Service shall not be deemed to have resulted by reason of a bona fide leave of absence approved by the Company. Notwithstanding the foregoing, if the Participant’s status changes from employee, consultant or non-employee director to any other status eligible to receive an Award under the Plan, no Termination of Service shall occur for purposes of the Plan until the Participant’s new status with the Company terminates.

4.	Administration.

(a)	Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 12(b) and other persons claiming rights from or through a Participant, and stockholders.

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(b)	Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary, the Company’s independent auditors, consultants, legal counsel or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

5.	Stock Subject to Plan.

(a)	Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 12(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan (excluding, for the avoidance of doubt, any Phantom Stock or Sale Phantom Stock) shall be equal to 1,500,000 shares of Stock. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)	Share Counting Rules.

(i)	The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(ii)	Shares that are potentially deliverable under an Award under the Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan and shall be available for Awards under this Plan. However, shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares delivered to the Participant and shall not be available for reissue as Awards under this Plan.

(iii)	Because shares will count against the number reserved in Section 5(a) upon delivery, and subject to the share counting rules under this Section 5(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

6.	Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary, a non-employee director or key consultant to the Company, or a subsidiary, and any person who has been offered employment by the Company or a subsidiary, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary.

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7.	Specific Terms of Awards.

(a)	General. Awards may be granted on the terms and conditions set forth in this Section 7. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 12(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of Termination of Service by the Participant, terms in the event of a Change in Control and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions which options may be incentive options or non-qualified options for purposes of the Code:

(i)	Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(ii)	Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option or SAR issued in tandem therewith exceed seven years. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 12(j)), including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise, if such withholding will not result in the recognition of additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iii)	Issuances. Options shall be issued pursuant to a Stock Option Agreement, substantially in the form as attached hereto as Exhibit A, with such changes thereto as the Committee may determine.

(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)	Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon vesting thereof, an amount in case equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 10(d)) over (B) the grant price of the SAR as determined by the Committee.

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(ii)	Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with an Option, and the maximum term of a SAR, which in no event shall exceed a period of seven years from the date of grant. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 7(c), as the Committee may determine.

(iii)	Issuances. Stock Appreciation Rights shall be granted pursuant to a Stock Appreciation Rights Agreement, substantially in the form as attached hereto as Exhibit B, with such changes thereto as the Committee may determine.

(d)	Phantom Stock. The Committee is authorized to grant Phantom Stock to Participants on the following terms and conditions:

(i)	Right to Payment. A share of Phantom Stock shall confer on the Participant to whom it is granted a right to receive, upon vesting thereof, such payments or amounts as set forth in the Phantom Stock Agreement.

(ii)	Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which Phantom Stock shall vest in whole or in part, method of settlement, form of consideration payable in settlement.

(iii)	Issuances. Phantom Stock shall be issued pursuant to a Phantom Stock Agreement, substantially in the form as attached hereto as Exhibit C-1, with such changes thereto as the Committee may determine. Shares of Phantom Stock shall not be certificated.

(e)	Sale Phantom Stock. The Committee is authorized to grant Sale Phantom Stock to Participants on the following terms and conditions:

(i)	Right to Payment. A share of Phantom Stock shall confer on the Participant to whom it is granted a right to receive a proportionate share of such payments or amounts as set forth in the Sale Phantom Stock Agreement.

(ii)	Other Terms. The Committee shall determine at the date of grant or thereafter, method of settlement, and form of consideration payable in settlement as to any Sale Phantom Stock.

(iii)	Issuances. Sale Phantom Stock shall be issued pursuant to a Sale Phantom Stock Agreement, substantially in the form as attached hereto as Exhibit C-2, with such changes thereto as the Committee may determine. Shares of Sale Phantom Stock shall not be certificated.

(f)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)	Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

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(ii)	Forfeiture. Except as otherwise determined by the Committee, upon Termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)	Issuances. Restricted Stock shall be issued pursuant to a Restricted Stock Agreement, substantially in the form as attached hereto as Exhibit D, with such changes thereto as the Committee may determine.

(g)	Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 8.

(h)	Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 7(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 7(h).

8.	Performance Awards.

(a)	Performance Awards Generally. The Committee is authorized to grant any of the awards described in Sections 7(d), 7(e), 7(f), 7(g) and 7(h) as Performance Awards, the terms and conditions of which are described in this Section 8. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

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(b)	Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8. The performance goal shall be objective, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(i)	Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on net assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; (8) stock price, dividends or total stockholder return; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, product development or introduction, geographic business expansion goals, cost targets, debt reduction, customer satisfaction, employee satisfaction, information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(ii)	Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period as specified by the Committee.

(iii)	Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(i) during the given performance period, as specified by the Committee in accordance with Section 8(b)(ii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(iv)	Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, or other property, in the discretion of the Committee.

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9.	Certain Provisions Applicable to Awards.

(a)	Stand-Alone, Additional, Tandem, and Substitute Awards. Options and SARs granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with the other, and any Award granted under the Plan may, in the discretion of the Committee, be granted in substitution or exchange for any other Award or any award granted under another plan of the Company, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary, provided that such substitution or exchange does not cause the recipient to become subject to excise taxes under Code Section 409A. Options and SARs granted in addition to or in tandem with the other may be granted either as of the same time as or a different time from the grant of such other Award, except to the extent that grants at different times would cause the recipient of the Option or SAR to become subject to excise taxes under Code Section 409A.

(b)	Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 7(b)(ii).

(c)	Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 12(j)) and any applicable Award document, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, or other property. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 12(j)), provided such acceleration does not cause the recipient to become subject to excise taxes under Code Section 409A.

(d)	Limitation on Vesting of Certain Awards. If the granting or vesting of full-value Awards (as defined in Section 5(a)) is subject to performance conditions, the minimum vesting period of such Awards shall be no less than one year. If neither the granting nor vesting of full-value Awards is subject to performance conditions, such Awards shall have a minimum vesting period of no less than three years; provided, however, that such Awards may vest on an accelerated basis in the event of a Participant’s death, disability, Termination of Service after age 65 (or such other age as determined by the Committee), or in the event of a Change in Control or other special circumstances; provided however, the vesting of no more than 10% of the shares of Stock authorized under the Plan may be accelerated for other special circumstances. For purposes of this Section 9(d)), (i) a performance period that precedes the grant of the Award will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a one-year period or three-year period will include periodic vesting (i.e., monthly step vesting in the case of a one-year award, or annual step vesting over a two or three year award) over such period if the rate of such vesting is proportional (or less rapid) to the number of months or years that have lapsed, as applicable, in such period. The foregoing notwithstanding, up to 10% of the shares of Stock authorized under the Plan may be granted as full-value Awards without the minimum vesting requirements set forth in this Section 9(d)).

(e)	Deferred Compensation Awards. Notwithstanding anything to the contrary contained herein, any Award which is subject to Code Section 409A shall, at a minimum, comply with all of the requirements set forth in Code Section 409A as are necessary to allow the deferral of federal income tax on the deferred compensation resulting from the Award and to avoid the constructive receipt of such deferred compensation.

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10.	Change in Control.

(a)	Effect of “Change in Control” on Non-Performance Based Awards. In the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 10(b), unless otherwise determined by the Committee at the time of the Change in Control or as otherwise provided in a current employment agreement between the Company and the Participant or as otherwise provided in the applicable Award Agreement:

(i)	All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond the Change in Control and subject to applicable restrictions set forth in Section 12(a);

(ii)	Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any Termination of Service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Company or its subsidiary and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 12(a); and

(iii)	The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

(b)	Effect of “Change in Control” on Performance-Based Awards. In the event of a “Change in Control,” with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

(c)	Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i)	a complete dissolution or liquidation of the Company, or similar occurrence;

(ii)	the consummation of a merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company is not the surviving entity in a single transaction or a series of related transactions;

(iii)	a transfer of all or substantially all of the assets of the Company or more than 50% of the outstanding Stock, each in a single transaction or a series of related transactions; or

(iv)	the sale by the Company of all of the assets or all of the equity securities of a subsidiary of the Company by which the applicable Participant is employed, provided, however, that for purposes of this Plan, the forgoing shall constitute a “Change in Control” solely with respect to the Participants employed by the applicable subsidiary of the Company.

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Notwithstanding the foregoing, with respect to any deferred compensation Award which is subject to Code Section 409A and with respect to which Section 409A(a)(2)(A)(v) is applicable, a “Change in Control” shall not have been deemed to have occurred unless the requirements of Section 409A(a)(2)(A)(v) have been satisfied.

(d)	Definition of “Change in Control Price.” “Change in Control Price” means an amount in cash equal to the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company.

11.	Additional Award Forfeiture Provisions.

(a)	Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee or set forth in the applicable Award Agreement, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 11(b)(i), Section 11(b)(ii), or Section 11(b)(iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result, with such forfeitures becoming effective at the later of the occurrence of the Forfeiture Event or the Participant’s Termination of Service:

(i)	The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii)	The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i) in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection with such settlement.

(b)	Events Triggering Forfeiture. The forfeitures specified in Section 11(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant’s employment by the Company or a subsidiary or during the one-year period following termination of such employment:

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(i)	The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary; (B) induces any customer, supplier, licensee or licensor of the Company or a subsidiary, or other company with which the Company or a subsidiary has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary; or (C) induces, or attempts to influence, any employee of or service provider (including, but not limited to, licensees and licensors) to the Company or a subsidiary to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 11(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii)	The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary, any confidential or proprietary information of the Company or any subsidiary, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii)	The Participant fails to cooperate with the Company or any subsidiary or by making himself or herself available to testify on behalf of the Company or such subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary, as reasonably requested.

(c)	Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 11 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries. Rather, the non-occurrence of the Forfeiture Events set forth in Section 11(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 11(a) and Section 11(b).

(d)	Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

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12.	General Provisions.

(a)	Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)	Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)	Adjustments. In the event of any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, the Committee shall adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 8, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 12(j)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or other business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

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(d)	Tax Provisions.

(i)	Withholding. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld if such withholding would not result in the recognition of additional accounting expense to the Company.

(ii)	Required Consent to and Notification of Code Section 83(b) Election. No election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election, which election right shall not be unreasonably withheld if the Participant requests to make such an election in writing to the Committee. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(e)	Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

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(f)	Right of Setoff. The Company or any subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or its subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, any such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 11(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 12(f).

(g)	Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable.

(i)	Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)	Certain Limitations Relating to Accounting Treatment of Awards. At any time that the Company is accounting for stock-denominated Awards under the Statement of Financial Accounting Standards No. 123R (“FAS 123R”), the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the date of grant or such other date that applies to Awards that are treated as equity awards under FAS 123R, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under FAS 123R, in “liability” accounting, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee. This provision shall cease to be effective if and at such time as the Company no longer accounts for equity compensation under FAS 123R.

(k)	Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

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(l)	Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 12(l) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

(m)	Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(n)	Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements (unless an employment agreement entered into between the Company and the Participant specifically provides contradictory terms, in which case the terms of the employment agreement shall govern), promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof. In the event of any conflict between the terms of this Plan and the terms in an Award Agreement, the terms of the Award Agreement shall control.

(o)	Termination. The Plan is effective as of the Effective Date. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

********

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Exhibit A

FORM OF STOCK OPTION AGREEMENT

GRANTEE NAME	NUMBER OF OPTIONS GRANTED	OPTION PRICE	GRANT DATE	EXPIRATION DATE

STOCK OPTION VESTING SCHEDULE

PERCENTAGE OF OPTION SHARES EXERCISABLE	DATE EXERCISABLE

ZIVARO Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to [_________] (the “Grantee”, also referred to as “you”) an option to purchase (the “Option”) shares of the common stock of the Company at an option price as set forth above, pursuant to the terms of the attached Stock Option Agreement and the ZIVARO Holdings, Inc. 2018 Incentive Plan (the “Plan”).

By signing this cover sheet, you hereby accept the Options and agree to all of the terms and conditions described in the attached Stock Option Agreement and the Plan.

Grantee:

Company:

This is not a stock certificate or a negotiable instrument. This grant of Option is a voluntary, revocable grant from the Company and Grantee hereby acknowledges that the

Company has no obligation to make additional grants in the future.

UPON RECEIPT OF YOUR SIGNED AGREEMENT, A BOOKKEEPING ENTRY

WILL BE ENTERED INTO THE COMPANY’S BOOKS AND RECORDS

TO EVIDENCE THE OPTIONS GRANTED TO YOU.

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ZIVARO Holdings, Inc.

STOCK OPTION AGREEMENT

1.	Nontransferability. This Stock Option Agreement (this “Agreement”) evidences the grant to you evidences the grant to you on the Grant Date set forth on the cover page of an option under the ZIVARO Holdings, Inc. 2018 Incentive Plan (the “Plan”) to purchase shares of the common stock of the Company (the “Option”). Under applicable provisions of the Internal Revenue Code of 1986, as amended, the Option is treated as a [an incentive option][a non-qualified option]. Capitalized terms that are not defined on the cover page or in the Option Agreement are defined in the Plan. Your Option Agreement may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Option be made subject to execution, attachment or similar process.

2.	The Plan. The Option is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of this Agreement and the Plan as amended from time to time; provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Plan, all of which are incorporated by reference in this Agreement as if fully set forth herein.

3.	Termination. The Option shall terminate immediately if you voluntarily incur a Termination of Service without the written consent of the Company or if you incur a Termination of Service by action of the Company due to your willful refusal to perform your duties or for “cause” (as such term is defined in your employment or severance agreement (if any) or, if none, as defined by the Committee and in effect at the time of your termination). Notwithstanding the previous sentence, if your Termination of Service is voluntary and with the written consent of the Company (which written consent expressly sets forth a statement to the effect that, to the extent exercisable on the date of such termination the Option shall remain exercisable), or if your Termination of Service is by action of the Company for reasons other than cause, you may exercise the Option to the extent exercisable at the time of such termination, at any time prior to the expiration of three months after such termination, or for any longer period of time after such termination as shall be determined by the Committee, but not later than the Expiration Date. Should you die during your employment or service or following your Termination of Service, the Option shall immediately terminate, except that, to the extent exercisable by you at the time of your death, the Option may be exercised within one year after the date of your death but not later than the Expiration Date, solely in accordance with all of the terms and conditions of the Plan by your personal representatives or by the person or persons to whom your rights under the Option shall pass by will or by the applicable laws of descent and distribution.

4.	Sale. In the event that you elect to sell or transfer any interest in the shares of common stock of the Company acquired pursuant to the Option, the Company has a right to purchase such shares at the then-market value of such shares. As a precondition to any sale or transfer of such shares, you agree to provide the Company notice of such sale or transfer, together with such additional information as the Company may request, and you may not sell or transfer such shares unless and until the Company has waived its repurchase right in writing, which the Company shall do within thirty (30) days of receipt of your notice.

5.	Additional Forfeiture. The Committee may cancel, suspend, withhold or otherwise limit or restrict the Option at any time if you (i) are not in compliance with all applicable provisions of this Agreement or the Plan or (ii) engage in any activity inimical, contrary or harmful to the interests of the Company, including, but not limited to: (A) conduct related to your service or employment for which either criminal or civil penalties against you may be sought (B) violation of any policies of the Company, including, without limitation, insider trading or anti-harassment policies or (C) participating in a hostile takeover attempt against the Company.

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6.	Employment Not Affected. Neither the grant of the Option, nor any other action taken with respect to the Option, shall confer upon the Grantee any right to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate Grantee’s employment at any time. Except as may be otherwise limited by another written agreement, the right of the Company to terminate at will the Grantee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved.

7.	No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a holder of the Company’s common stock subject to this Agreement.

8.	Securities Laws. The Company shall not be obligated to issue any Common Stock pursuant to this Agreement if, in the opinion of counsel to the Company, the shares to be so issued are required to be registered or otherwise qualified under the United States Securities Act of 1933, as amended, or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such shares have been so registered or otherwise qualified.

9.	Severability. Should a court of competent jurisdiction deem any of the provisions in this Agreement to be unenforceable in any respect, it is the intention of the parties to this Agreement that this Agreement be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable. It is further the parties’ intent that all provisions not deemed to be overbroad shall be given their full force and effect. You acknowledge that you are freely, knowingly and voluntarily entering into this Agreement after having an opportunity for consultation with your own independent counsel.

10.	Choice of Law. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

11.	Income Taxes. You agree to comply with the appropriate procedures established by the Company, from time to time, to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the Option or the shares of common stock issuable in connection therewith.

12.	Expiration. This Option, to the extent not previously exercised, shall expire on the seventh anniversary of the Grant Date.

13.	Exercise. This Option is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A together with payment as provided in the Plan.

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EXHIBIT A

STOCK OPTION EXERCISE NOTICE

Dated: ______________________

To: ZIVARO Holdings, Inc.

Attn: [_______________]

Sir/Madam:

Notice is hereby given of my election to purchase _____ shares of common stock of ZIVARO Holdings, Inc. (the “Company”) at a price of $ ________ per share under the provisions of the stock option (“Option”) granted to me on ___________________ under the terms of the ZIVARO Holdings, Inc. 2018 Incentive Plan.

I hereby certify that I am in compliance with the covenants and forfeiture provisions of the Option Agreement dated as of ________________________ between the Company and me (the “Option Agreement”). I acknowledge that a violation of these provisions will result in the forfeiture of any remaining options that I have.

Cash Method or Cashless Method:

Cash: Enclosed is my check made payable to the Company in the amount of $ _________________ in payment of the exercise price of the Option and my check in the amount of $ ________________ made payable to _____________________________ in payment of the tax due on exercise of the Option.

Cashless: I will contact my broker from ______________________________ who will be verifying my options and arranging to exercise and sell my option shares.

The following information is supplied for use in issuing and registering the shares purchased:

Number of Shares:
Full Name:
Address:

Signature:

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Exhibit B

FORM OF STOCK APPRECIATION RIGHTS AGREEMENT

GRANTEE NAME	NUMBER OF SARs	GRANT DATE	VESTING SCHEDULE

ZIVARO Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to [_________] (the “Grantee”, also referred to as “you”) Stock Appreciation Rights (the “SAR”), pursuant to the terms of the attached Stock Appreciation Rights Agreement and the ZIVARO Holdings, Inc. 2018 Incentive Plan (the “Plan”).

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Stock Appreciation Rights Agreement and the Plan.

Grantee:

Company:

This is not a stock certificate or a negotiable instrument. This grant of SAR is a voluntary, revocable grant from the Company and Grantee hereby acknowledges that the

Company has no obligation to make additional grants in the future.

UPON RECEIPT OF YOUR SIGNED AGREEMENT, A BOOKKEEPING ENTRY

WILL BE ENTERED INTO THE COMPANY’S BOOKS AND RECORDS

TO EVIDENCE THE SAR GRANTED TO YOU.

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ZIVARO Holdings, Inc.

STOCK APPRECIATION RIGHTS AGREEMENT

1.	SAR/Nontransferability. This Stock Appreciation Rights Agreement (this “Agreement”) evidences the grant to you on the Grant Date set forth on the cover page of Stock Appreciation Rights (the “SAR”) under the ZIVARO Holdings, Inc. 2018 Incentive Plan (the “Plan”). These SARs represent the right to receive, upon vesting thereof, an amount in cash equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 10(d) of the Plan) over (B) the grant price of the SAR as determined by the Committee. This SAR will NOT be credited with dividends to the extent dividends are paid on the common stock of the Company. Your SAR may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the SAR be made subject to execution, attachment or similar process. Any capitalized, but undefined, term used in this Agreement shall have the meaning ascribed to it in the Plan.

2.	The Plan. The SAR is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of this Agreement and the Plan as amended from time to time; provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Plan, all of which are incorporated by reference in this Agreement as if fully set forth herein.

3.	Cash Value Determination upon Vesting and Time of Payment. Subject to the terms and conditions set forth in this Agreement, the SARs covered by this grant shall vest on the vesting date set forth on the cover page of this Phantom Stock Agreement, provided the Grantee is employed by the Company on the date of vesting. The payment of the value of the SARs shall be made no later than ten (10) days thereafter. The payment of amounts with respect to the SARs is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan as established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions relating to (i) rights and obligations with respect to withholding taxes, (ii) capital or other changes of the Company and (iii) other requirements of applicable law.

4.	Accelerated Vesting. Notwithstanding Paragraph 3, your right to the SARs under this Agreement shall immediately vest as to 100% of the total number of shares covered by this grant upon the occurrence of either (i) your Termination of Service on account of your death or permanent and total disability, or by action of the Company other than by reason of your willful refusal to perform your duties and other than for “cause” (as such term is defined in your employment or severance agreement (if any) or, if none, as defined by the Committee and in effect at the time of your termination); or (ii) a “Change in Control” as provided for in Section 10 of the Plan.

5.	Termination. Your right to the SARs under this Agreement, to the extent the restrictions have not lapsed, shall terminate immediately upon your voluntary Termination of Service or if Termination of Service occurs by action of the Company by reason of your willful refusal to perform your duties or for “cause” (as such term is defined in your employment or severance agreement (if any) or, if none, as defined by the Committee and in effect at the time of your termination).

6.	Additional Forfeiture. The Committee may cancel, suspend, withhold or otherwise limit or restrict your right to any of the payments under this Agreement at any time if you (i) are not in compliance with all applicable provisions of this Agreement or the Plan or (ii) engage in any activity inimical, contrary or harmful to the interests of the Company, including, but not limited to: (A) conduct related to your service or employment for which either criminal or civil penalties against you may be sought (B) violation of any policies of the Company, including, without limitation, insider trading or anti-harassment policies or (C) participating in a hostile takeover attempt against the Company.

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7.	Employment Not Affected. Neither the grant of any SARs, nor any other action taken with respect to the SARs, shall confer upon the Grantee any right to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate Grantee’s employment at any time. Except as may be otherwise limited by another written agreement, the right of the Company to terminate at will the Grantee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved.

8.	No Stockholder Rights. SARs are not shares of the Company’s common stock. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a holder of the Company’s common stock.

9.	Severability. Should a court of competent jurisdiction deem any of the provisions in this Agreement to be unenforceable in any respect, it is the intention of the parties to this Agreement that this Agreement be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable. It is further the parties’ intent that all provisions not deemed to be overbroad shall be given their full force and effect. You acknowledge that you are freely, knowingly and voluntarily entering into this Agreement after having an opportunity for consultation with your own independent counsel.

10.	Choice of Law. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

11.	Income Taxes. You agree to comply with the appropriate procedures established by the Company, from time to time, to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the SARs.

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Exhibit C-1

FORM OF PHANTOM STOCK AGREEMENT

GRANTEE NAME	NUMBER OF PHANTOM SHARES	GRANT DATE	VESTING SCHEDULE

ZIVARO Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to [_________] (the “Grantee”, also referred to as “you”) shares of its phantom stock (the “Phantom Stock”), pursuant to the terms of the attached Phantom Stock Agreement and the ZIVARO Holdings, Inc. 2018 Incentive Plan (the “Plan”).

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Phantom Stock Agreement and the Plan.

Grantee:

Company:

This is not a stock certificate or a negotiable instrument. This grant of Phantom Stock is a voluntary, revocable grant from the Company and Grantee hereby acknowledges that the

Company has no obligation to make additional grants in the future.

UPON RECEIPT OF YOUR SIGNED AGREEMENT, A BOOKKEEPING ENTRY

WILL BE ENTERED INTO THE COMPANY’S BOOKS AND RECORDS

TO EVIDENCE THE PHANTOM STOCK GRANTED TO YOU.

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ZIVARO Holdings, Inc.

PHANTOM STOCK AGREEMENT

1.	Phantom Stock/Nontransferability. This Phantom Stock Agreement (this “Agreement”) evidences the grant to you on the Grant Date set forth on the cover page of Phantom Stock (the “Phantom Stock”) under the ZIVARO Holdings, Inc. 2018 Incentive Plan (the “Plan”). These shares of Phantom Stock represent the right to receive, upon vesting thereof, an amount in cash equal to [the Fair Market Value of one share of Stock on the date of vesting – or other measure of performance]. This Phantom Stock will NOT be credited with dividends to the extent dividends are paid on the common stock of the Company. Your Phantom Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Phantom Stock be made subject to execution, attachment or similar process. Any capitalized, but undefined, term used in this Agreement shall have the meaning ascribed to it in the Plan.

2.	The Plan. The Phantom Stock is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of this Agreement and the Plan as amended from time to time; provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Plan, all of which are incorporated by reference in this Agreement as if fully set forth herein.

3.	Cash Value Determination upon Vesting and Time of Payment. Subject to the terms and conditions set forth in this Agreement, the shares of Phantom Stock covered by this grant shall vest on the vesting date set forth on the cover page of this Agreement, provided the Grantee is employed by the Company on the date of vesting. The payment of the value of the shares of Phantom Stock shall be made no later than ten (10) days thereafter. The payment of amounts with respect to the Phantom Stock is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan as established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions relating to (i) rights and obligations with respect to withholding taxes, (ii) capital or other changes of the Company and (iii) other requirements of applicable law.

4.	Accelerated Vesting. Notwithstanding Paragraph 3, your right to the Phantom Stock under this Agreement shall immediately vest as to 100% of the total number of shares covered by this grant upon the occurrence of either (i) your Termination of Service on account of your death or permanent and total disability, or by action of the Company other than by reason of your willful refusal to perform your duties and other than for “cause” (as such term is defined in your employment or severance agreement (if any) or, if none, as defined by the Committee and in effect at the time of your termination); or (ii) a “Change in Control” as provided for in Section 10 of the Plan.

5.	Termination. Your right to the Phantom Stock under this Agreement, to the extent the restrictions have not lapsed, shall terminate immediately upon your voluntary Termination of Service or if Termination of Service occurs by action of the Company by reason of your willful refusal to perform your duties or for “cause” (as such term is defined in your employment or severance agreement (if any) or, if none, as defined by the Committee and in effect at the time of your termination).

6.	Additional Forfeiture. The Committee may cancel, suspend, withhold or otherwise limit or restrict your right to any of the payments under this Agreement at any time if you (i) are not in compliance with all applicable provisions of this Agreement or the Plan or (ii) engage in any activity inimical, contrary or harmful to the interests of the Company, including, but not limited to: (A) conduct related to your service or employment for which either criminal or civil penalties against you may be sought (B) violation of any policies of the Company, including, without limitation, insider trading or anti-harassment policies or (C) participating in a hostile takeover attempt against the Company.

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7.	Employment Not Affected. Neither the grant of any Phantom Stock, nor any other action taken with respect to the Phantom Stock, shall confer upon the Grantee any right to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate Grantee’s employment at any time. Except as may be otherwise limited by another written agreement, the right of the Company to terminate at will the Grantee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved.

8.	No Stockholder Rights. Shares of Phantom Stock are not shares of the Company’s common stock. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a holder of the Company’s common stock.

9.	Severability. Should a court of competent jurisdiction deem any of the provisions in this Agreement to be unenforceable in any respect, it is the intention of the parties to this Agreement that this Agreement be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable. It is further the parties’ intent that all provisions not deemed to be overbroad shall be given their full force and effect. You acknowledge that you are freely, knowingly and voluntarily entering into this Agreement after having an opportunity for consultation with your own independent counsel.

10.	Choice of Law. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

11.	Income Taxes. You agree to comply with the appropriate procedures established by the Company, from time to time, to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the Phantom Stock.

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Exhibit C-2

FORM OF SALE PHANTOM STOCK AGREEMENT

GRANTEE NAME	NUMBER OF PHANTOM SHARES	GRANT DATE	VESTING SCHEDULE

	[1]		All shares of Sale Phantom Stock shall be deemed vested on the date hereof.

ZIVARO Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to [_________] (the “Grantee”, also referred to as “you”) shares of its Sale Phantom Stock related to the sale of the Company (the “Sale Phantom Stock”), pursuant to the terms of the attached Sale Phantom Stock Agreement and the ZIVARO Holdings, Inc. 2018 Incentive Plan (the “Plan”).

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Sale Phantom Stock Agreement and the Plan.

Grantee:

Company:

This is not a stock certificate or a negotiable instrument. This grant of Sale Phantom Stock is a voluntary, revocable grant from the Company and Grantee hereby acknowledges that the

Company has no obligation to make additional grants in the future.

UPON RECEIPT OF YOUR SIGNED AGREEMENT, A BOOKKEEPING ENTRY

WILL BE ENTERED INTO THE COMPANY’S BOOKS AND RECORDS

TO EVIDENCE THE SALE PHANTOM STOCK GRANTED TO YOU.

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ZIVARO Holdings, Inc.

SALE PHANTOM STOCK AGREEMENT

1.	Sale Phantom Stock/Nontransferability. This Sale Phantom Stock Agreement (this “Agreement”) evidences the grant to you on the Grant Date set forth on the cover page of Sale Phantom Stock (the “Sale Phantom Stock”) under the ZIVARO Holdings, Inc. 2018 Incentive Plan (the “Plan”).

a.	These shares of Sale Phantom Stock represent the right to receive, subject to the terms and conditions herein:

i.	In the event of a sale of all or substantially all of the assets of the Company to a third party which (i) does not control the Company; (ii) is not controlled by the Company or its shareholders; and (iii) is not under common control with the Company or its shareholders (a party meeting such requirements, a “Non-Affiliate”), an amount in cash equal to fifteen percent (15%) of the total value received by the Company or the shareholders of the Company for such sale of assets to such Non-Affiliate, with such value to be determined, in the event that it is not in cash, by the Board of Directors of the Company in its sole discretion; or

ii.	In the event of a Change in Control defined in any of Section 10(c)(ii) or Section 10(c)(iii) of the Plan (subject to the last sentence of such Section 10(c) of the Plan), an amount in cash equal to fifteen percent (15%) of the total value received by the shareholders of the Company as a whole related to such event, with such value to be determined, in the event that it is not in cash, by the Board of Directors of the Company in its sole discretion.

b.	Any amounts to be paid pursuant to Section 1.a shall be apportioned pro rata between and amongst all shares of Sale Phantom Stock outstanding as of the completion of the sale pursuant to Section 1.a.i or the completion of the Change in Control pursuant to Section 1.a.ii. By way of example and not limitation, in the event that there are three (3) shares of Sale Phantom Stock outstanding as of such time, each share of Sale Phantom Stock shall receive one third (1/3) of the total payments to be made to all Sale Phantom Shares outstanding of such time. Grantee acknowledges and agrees that the Company may have awarded shares of Sale Phantom Stock prior to the date hereof, and has the right to award additional shares of Sale Phantom Stock following the date hereof, and that such awards shall reduce the amount that would otherwise be payable to Grantee hereunder.

c.	Any payments accruing hereunder shall be paid no later than ten (10) days following the event pursuant to which the payment arises.

d.	Shares of Sale Phantom Stock will NOT be credited with dividends to the extent dividends are paid on the common stock of the Company. Your Sale Phantom Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Sale Phantom Stock be made subject to execution, attachment or similar process. Any capitalized, but undefined, term used in this Agreement shall have the meaning ascribed to it in the Plan.

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2.	The Plan. The Sale Phantom Stock is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of this Agreement and the Plan as amended from time to time; provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Plan, all of which are incorporated by reference in this Agreement as if fully set forth herein.

3.	Vesting and Time of Payment. The share(s) of Sale Phantom Stock granted hereunder shall be vested immediately upon execution of this Agreement. The payment of amounts with respect to the Sale Phantom Stock is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan as established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions relating to (i) rights and obligations with respect to withholding taxes, (ii) capital or other changes of the Company and (iii) other requirements of applicable law.

4.	Termination. Notwithstanding the forgoing, the shares of Sale Phantom Stock shall be immediately forfeited upon any Termination of Service with the Company for any reason prior to the date that such payments accrue pursuant to Section 1, and, following such forfeiture, Grantee shall have no right to receive any payments hereunder.

5.	Additional Forfeiture. The Committee may cancel, suspend, withhold or otherwise limit or restrict your right to any of the payments under this Agreement at any time if you (i) are not in compliance with all applicable provisions of this Agreement or the Plan or (ii) engage in any activity inimical, contrary or harmful to the interests of the Company, including, but not limited to: (A) conduct related to your service or employment for which either criminal or civil penalties against you may be sought (B) violation of any policies of the Company, including, without limitation, insider trading or anti-harassment policies or (C) participating in a hostile takeover attempt against the Company.

6.	Employment Not Affected. Neither the grant of any Sale Phantom Stock, nor any other action taken with respect to the Sale Phantom Stock, shall confer upon the Grantee any right to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate Grantee’s employment at any time. Except as may be otherwise limited by another written agreement, the right of the Company to terminate at will the Grantee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved.

7.	No Stockholder Rights. Shares of Sale Phantom Stock are not shares of the Company’s common stock. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a holder of the Company’s common stock.

8.	Severability. Should a court of competent jurisdiction deem any of the provisions in this Agreement to be unenforceable in any respect, it is the intention of the parties to this Agreement that this Agreement be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable. It is further the parties’ intent that all provisions not deemed to be overbroad shall be given their full force and effect. You acknowledge that you are freely, knowingly and voluntarily entering into this Agreement after having an opportunity for consultation with your own independent counsel.

9.	Choice of Law. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

10.	Income Taxes. You agree to comply with the appropriate procedures established by the Company, from time to time, to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the Sale Phantom Stock.

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Exhibit D

FORM OF RESTRICTED STOCK AGREEMENT

GRANTEE NAME	NUMBER OF SHARES	GRANT DATE	VESTING SCHEDULE

ZIVARO Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to [_________] (the “Grantee”, also referred to as “you”) shares of Restricted Stock (the “Shares”), pursuant to the terms of the attached Restricted Stock Agreement and the ZIVARO Holdings, Inc. 2018 Incentive Plan (the “Plan”).

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Restricted Stock Agreement and the Plan.

Grantee:

Company:

This is not a stock certificate or a negotiable instrument. This grant of Shares is a voluntary, revocable grant from the Company and Grantee hereby acknowledges that the

Company has no obligation to make additional grants in the future.

UPON RECEIPT OF YOUR SIGNED AGREEMENT, A BOOKKEEPING ENTRY

WILL BE ENTERED INTO THE COMPANY’S BOOKS AND RECORDS

TO EVIDENCE THE SHARES GRANTED TO YOU.

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ZIVARO Holdings, Inc.

RESTRICTED STOCK AGREEMENT

1.	Shares/Nontransferability. This Restricted Stock Agreement (this “Agreement”) evidences the grant to you on the Grant Date set forth on the cover page of Restricted Stock (the “Shares”) under the ZIVARO Holdings, Inc. 2018 Incentive Plan (the “Plan”). Your Shares may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Shares be made subject to execution, attachment or similar process. Except as may be required by federal income tax withholding provisions or by the tax laws of any state, your interests (and the interests of your beneficiaries, if any) under this Agreement are not subject to the claims of your creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. Your rights to your Shares are no greater than that of other general, unsecured creditors of the Company. Any capitalized, but undefined, term used in this Agreement shall have the meaning ascribed to it in the Plan.

2.	The Plan. The Shares are issued in accordance with and are subject to and conditioned upon all of the terms and conditions of this Agreement and the Plan as amended from time to time; provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Plan, all of which are incorporated by reference in this Agreement as if fully set forth herein.

3.	Vesting. Subject to the terms and conditions set forth in this Agreement, the Shares covered by this grant shall vest on the vesting date set forth on the cover page of this Agreement, provided the Grantee is employed by the Company on the date of vesting. Promptly after your Shares vest, the Company will cause to be issued to you (or your beneficiary(ies) or personal representative, if you are deceased) in book-entry in the records of the Company’s transfer agent, shares of common stock of the Company equal to the number of vested Shares granted herein.

4.	Accelerated Vesting. Notwithstanding Paragraph 3, your right to the Shares under this Agreement shall immediately vest as to 100% of the total number of shares covered by this grant upon the occurrence of either (i) your Termination of Service on account of your death or permanent and total disability, or by action of the Company other than by reason of your willful refusal to perform your duties and other than for “cause” (as such term is defined in your employment or severance agreement (if any) or, if none, as defined by the Committee and in effect at the time of your termination); or (ii) a “Change in Control” as provided for in Section 10 of the Plan.

5.	Termination. Your right to the Shares under this Agreement, to the extent the restrictions have not lapsed, shall terminate immediately upon your voluntary Termination of Service or if Termination of Service occurs by action of the Company by reason of your willful refusal to perform your duties or for “cause” (as such term is defined in your employment or severance agreement (if any) or, if none, as defined by the Committee and in effect at the time of your termination).

6.	Additional Forfeiture. The Committee may cancel, suspend, withhold or otherwise limit or restrict your right to any of the payments under this Agreement at any time if you (i) are not in compliance with all applicable provisions of this Agreement or the Plan or (ii) engage in any activity inimical, contrary or harmful to the interests of the Company, including, but not limited to: (A) conduct related to your service or employment for which either criminal or civil penalties against you may be sought (B) violation of any policies of the Company, including, without limitation, insider trading or anti-harassment policies or (C) participating in a hostile takeover attempt against the Company.

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7.	Employment Not Affected. Neither the grant of any Shares, nor any other action taken with respect to the Shares, shall confer upon the Grantee any right to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate Grantee’s employment at any time. Except as may be otherwise limited by another written agreement, the right of the Company to terminate at will the Grantee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved.

8.	No Stockholder Rights. You will not have any stockholder rights with respect to the Shares unless and until such Shares vest in accordance with the terms herein.

9.	Securities Laws. The Company shall not be obligated to issue any common stock pursuant to this Agreement if, in the opinion of counsel to the Company, the shares to be so issued are required to be registered or otherwise qualified under the United States Securities Act of 1933, as amended, or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such shares have been so registered or otherwise qualified.

10.	Severability. Should a court of competent jurisdiction deem any of the provisions in this Agreement to be unenforceable in any respect, it is the intention of the parties to this Agreement that this Agreement be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable. It is further the parties’ intent that all provisions not deemed to be overbroad shall be given their full force and effect. You acknowledge that you are freely, knowingly and voluntarily entering into this Agreement after having an opportunity for consultation with your own independent counsel.

11.	Choice of Law. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

12.	Income Taxes. You agree to comply with the appropriate procedures established by the Company, from time to time, to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the vesting of the Shares.

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